                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            THE METZLER GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            THE METZLER GROUP, INC.
                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                                                                  April 28, 1997

Dear Stockholder:

     It is my pleasure to invite you to the 1997 Annual Meeting of Stockholders of The Metzler Group, Inc. The meeting will be held at 9:00 a.m. on Wednesday, May 21, 1997, at The Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

     I look forward to seeing you at the meeting. On behalf of the management and directors of The Metzler Group, Inc., I want to thank you in advance for your continued support and confidence in 1997.

                                           Sincerely,

                                           /s/ ROBERT P.MAHER

                                           ROBERT P. MAHER
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                            THE METZLER GROUP, INC.
                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

To the Stockholders of The Metzler Group, Inc.:

     The Annual Meeting of Stockholders of The Metzler Group, Inc., a Delaware corporation (the "Company"), will be held at The Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois, on Wednesday, May 21, 1997, at 9:00 a.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

        1. To elect two directors for a term of three years;

        2. To approve the adoption of The Metzler Group, Inc. Employee Stock Purchase Plan;

        3. To ratify the selection of KPMG Peat Marwick as independent auditors;

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock, par value $0.001 per share, at the close of business on March 31, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting with the address of and number of shares held by each will be kept on file at the offices of the Company at 520 Lake Cook Road, Suite 500, Deerfield, Illinois and at the offices of the Company's transfer agent, Harris Trust and Savings Bank, located at 311 W. Monroe Street, Chicago, Illinois, and will be subject to inspection by any stockholder at any time during usual business hours. The list will also be available for inspection by any stockholder during the meeting.

     Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                          For the Board of Directors,

                                          Barry S. Cain

                                          BARRY S. CAIN
                                          Assistant Secretary

Deerfield, Illinois
April 28, 1997

                            THE METZLER GROUP, INC.
                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

     The following information is provided in connection with the solicitation of proxies for the 1997 Annual Meeting of Stockholders of The Metzler Group, Inc., a Delaware corporation ("Metzler" or the "Company"), to be held on May 21, 1997, and adjournments thereof (the "Annual Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders, beginning on or about April 28, 1997, in connection with the solicitation of proxies on behalf of the Board of Directors of Metzler (the "Board") for the Annual Meeting. Proxies are solicited to give all stockholders of record on March 31, 1997 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

     Each share of the Company's common stock, par value $0.001 per share (the "Common Stock"), represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Any other matters that may be submitted at the meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors, and proxies which are marked to deny discretionary authority on other matters will not be counted in determining whether a majority vote was obtained in such matters. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares in favor of the election of all listed nominees, and at their discretion on any other matter that may properly come before the meeting in accordance with their best judgment. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to the Company a proxy bearing a later date or by attending in person and casting a ballot.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

     As of the Record Date, 10,627,181 shares of Common Stock were issued and outstanding.

                               BOARD OF DIRECTORS

GENERAL

     The business affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer and other officers, and through other means.

     Because The Metzler Group, Inc. was formed in mid-1996 and corporate governance matters were handled by unanimous consent of directors, the Board had no formal meetings in 1996.

     Biographical information on the director nominees and the directors serving unexpired terms is set forth herein under the caption "Item No. 1 -- Election of Directors."

COMMITTEES

     During 1996, the Board created a Special Committee with authority to authorize certain pricing matters in connection with the Company's initial public offering. Robert P. Maher and Gerald R. Lanz were members of this committee, which was abolished after one meeting that was attended by all members. In January 1997, the Board formed the standing Audit Committee and the Compensation Committee to assist the Board in carrying out its duties.

     The AUDIT COMMITTEE has three members, two of whom are independent, nonemployee directors. Members of this committee are Peter B. Pond, Mitchell H. Saranow and Robert P. Maher, who is the President and Chief Executive Officer of the Company. The Audit Committee considers the adequacy of the internal controls of the Company and the objectivity and integrity of financial reporting and meets with the independent certified public accountants and appropriate Company financial personnel about these matters.

     The COMPENSATION COMMITTEE has three members, two of whom are independent, nonemployee directors. Members of the committee are Messrs. Pond, Saranow and Maher. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers, administers compensation plans for executive officers, and provides oversight with respect to employee benefit plans. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Executive Compensation."

DIRECTOR COMPENSATION

     Directors who are not executive officers of the Company are paid a fee of $1,000 for each Board meeting attended in person and all directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the terms of the formula program of the Company's Long-Term Incentive Plan, each director of the Company appointed after October 3, 1996 who is not otherwise employed by the Company when he becomes a director automatically will be granted an option to purchase 3,000 shares of Common Stock for each year of the term to be served upon his initial election or re-election to the Board of Directors. The options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will be exercisable in equal installments over the term to be served beginning on the first anniversary of the date of grant. Messrs. Pond and Saranow were each granted an option to purchase 3,000 shares of Common Stock, all of which vests on November 5, 1997. These options are exercisable at $24.25 per share.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     The Board, pursuant to the Company's Certificate of Incorporation, has determined that the number of directors of the Company shall be five. The three employee directors on the Board are the Company's Chief Executive Officer, Chief Operating Officer and a Senior Vice President of Metzler & Associates, Inc. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders. Directors are elected by a plurality of the votes cast.

     The following nominees have been selected and approved by the Board for submission to the stockholders: Peter B. Pond and Mitchell H. Saranow, each to serve a three-year term expiring at the 2000 Annual Meeting. Except as otherwise specified in the proxy, proxies will be voted for election of these nominees.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board; however, management knows of no reason why any nominee should be unable or unwilling to serve.

     A brief listing of the principal occupation, other major affiliations and age of each nominee and each director serving an unexpired term follows.

        NOMINEES FOR ELECTION AT THIS MEETING TO TERMS EXPIRING IN 2000:

     PETER B. POND, Midwestern Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation. Director of the Company since November 1996. Age 52.

     MITCHELL H. SARANOW, Director of the Company since November 1996. Director of Mid Atlantic CATV, Chairman of Gaming Investors, L.P. and Chairman of the Saranow Group, L.L.C. Age 51.

     THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998:

     GERALD R. LANZ, Chief Operating Officer since June 1996. Director of the Company since June 1996. Age 48.

     JAMES T. RUPRECHT, Senior Vice President of Metzler & Associates, Inc., since January 1994. Director of the Company since December 1994. Age 37.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999:

     ROBERT P. MAHER, Chief Executive Officer and President since January 1996 and Chairman of the Board since June 1996. Director of the Company since April 1991. Age 47.

               ITEM NO. 2 -- APPROVAL OF THE METZLER GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors adopted on March 14, 1997, subject to stockholder approval, The Metzler Group, Inc. Employee Stock Purchase Plan (the "Plan"). In the event that stockholder approval is received, the Plan shall read as set forth in Appendix A.

DESCRIPTION OF PLAN

     The purpose of the Plan is to enable eligible employees of the Company and its subsidiaries to acquire a proprietary interest in the Company by purchasing common stock through payroll deductions. The Plan authorizes the granting of purchase rights ("Rights") to purchase up to 300,000 shares of the Company's common stock. As of April 8, 1997, the market value of the 300,000 shares reserved for issuance under the Plan was $6,806,250. The maximum number of shares is subject to adjustment in the event of stock splits or dividends, recapitalization and other similar changes affecting the Company's common stock. In the event any Right granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available for Rights to be granted under the Plan. Approximately 64 employees are eligible to participate in the Plan.

     The Plan will be administered by a committee of the Board of Directors consisting of two or more Board members (the "Committee"). The Committee will have full power to construe and interpret the Plan and the Rights granted under the Plan, and to establish and amend rules and regulations for its administration. The Committee also will have full authority to correct any defect or reconcile any inconsistency in the Plan, and its decisions shall be final, conclusive and binding. The Committee will have the discretion to modify the terms of the Plan with respect to participants who reside outside the United States or who are employed by a subsidiary that has been formed under the laws of any foreign country, if a modification is necessary to conform to the requirements of local laws.

     All employees of the Company and, if designated by the Board of Directors, its subsidiaries whose customary employment exceeds twenty (20) hours per week are eligible to participate in the Plan. An employee may not be granted a Right under the Plan if (i) he owns, immediately after the grant of the Right, 5% or more of the combined voting power or value of all classes of stock of the Company or any of its subsidiaries, or (ii) Rights under the Plan or any other plans qualified under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000.

     An eligible employee who is an employee of the Company or its designated subsidiaries on the effective date of the Plan may participate in the Plan on that date. Any other eligible employee may become a participant in the Plan on the first to occur of (i) the Offering Date coincident with or next following the employee's first day of employment or (ii) the first day of any calendar month coincident with or next following the employee's first day of employment. For purposes of the Plan, "Offering Date" is defined as the date on which the Committee grants an eligible employee the right to purchase shares of common stock. A request for payroll deductions or a request for a change in payroll deductions by a participant will be effective the first day of the month following the delivery of the authorization form to the Committee (or the next Offering Date, if earlier), provided that if the authorization form is delivered to the Committee less than 15 days prior to the end of any month (or Offering Date, if applicable), it will become effective on the first day of the month that is 15 or more days following delivery of the authorization form to the Committee. A participant may elect to have deductions made from his or her pay on each payday at a whole number percentage rate of from 1% to 15% of the compensation that he or she is entitled to receive. The deduction rate may be reduced at any time during any Offering Period (the period between the Offering Date and the date on which the shares of common stock are to be purchased) by filing an authorization form with the Committee. The participant may, once during any Offering Period, increase the rate of his or her payroll deduction by similarly filing an authorization form.

     Unless the Committee otherwise determines, the amount withheld from the compensation of each participant during any payroll period will be forwarded to an agent appointed by the Committee. The agent will then purchase the Company's common stock periodically, and any shares so purchased will be held by the agent, subject to a participant's withdrawal or termination as discussed below. Cash dividends that are paid on common stock held by the Plan will be used to purchase additional shares of the Company's common stock. Any administrative or commission expenses incurred, or fees charged, by the agent will be paid by the Company. The purchase price of the common stock to be purchased with participants' payroll deductions will be equal to 85% of the fair market value of the common stock on the Offering Date (or, if later, on the date the participant enrolls in the Plan) or on the date the common stock is purchased, whichever value is less. The fair market value of the common stock on a given date will be determined by the Committee based upon the reported closing sales price of the common stock on the Nasdaq National Market on such date.

     If the limit (300,000 shares) on the number of shares of common stock available to be purchased under the Plan is reached, then the last purchase of common stock will be allocated among the participants pro rata based upon the number of shares that would have been purchased under the Plan without the limitation.

     A participant may elect to withdraw his or her shares or any cash credited to his or her account at any time. All of the cash deposits returned to the participant will be paid to him or her promptly after receipt of the notice of the withdrawal, without interest. Shares of common stock to be delivered to the participant will be registered in his or her name, or if the participant directs in writing to the Committee, in the name of the participant and the person designated by the participant, and will be delivered to the participant as soon as practicable after the request for withdrawal. If the participant wishes to sell shares of the common stock in his or her account, he or she may notify the Committee to sell the same, in which event all commission costs incurred in connection with the sale of the shares of common stock will be paid by the participant.

     A participant may stop participating in the Plan at any time by notifying the Committee. When the notice is received by the Committee, the participant will receive a distribution of all of his or her accumulated payroll deductions, without interest. If the participant stops participating in the Plan, no further payroll deductions will be made on his or her behalf, except upon the filing of a new authorization form. Upon ceasing participation in the Plan, a participant will not be permitted to reenter the Plan until six months have passed from the date his or her cessation became effective.

     An employee must be employed by the Company or a subsidiary on the date the common stock is purchased in order to participate in the purchase for that Offering Period. If a participant becomes ineligible to participate in the Plan at any time, all payroll deductions made on his or her behalf that have not been used to purchase shares of common stock will be returned to the participant within sixty (60) days after the Committee determines that the participant is not eligible.

     In the event the Company pays a stock dividend or makes a distribution of shares, or splits up, combines, reclassifies or substitutes other securities for its outstanding shares of common stock, the Committee will make an appropriate adjustment to the number of shares subject to outstanding Rights and the purchase prices thereof.

     The Board of Directors may amend the Plan in any respect except that the maximum number of shares available for purchase may not be increased (except upon stock splits and dividends, combinations and similar events) and the class of eligible employees and rate of compensation deductions may not be modified without stockholder approval. The Board of Directors may terminate the Plan at any time. However, no termination or amendment will affect the Rights of participants previously granted without such participants' consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following provides a general summary of the federal income tax consequences of the Plan. In order for transactions pursuant to the Plan to qualify for the tax treatment discussed below, the Plan must be approved by the Company's stockholders. Although the Company believes the following statements are correct based on existing provisions of the Code and the legislative history, and administrative and judicial interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements.

     The Plan is designed to qualify as an employee stock purchase plan under the provisions of Sections 421 and 423 of the Code. Neither the grant nor the purchase of Rights under the Plan will have a tax impact on the participant or the Company. If an employee disposes of the common stock acquired upon the purchase of a Right after at least two years from the date of grant and one year from the date of purchase, then the employee must treat as ordinary income the lesser of (i) the amount, if any, by which the fair market value of the common stock at the time of disposition exceeds the purchase price paid, or (ii) the amount, if any, by which the fair market value of the common stock at the date of grant exceeds the purchase price paid. Such recognition of compensation income upon disposition will have the effect of increasing the basis of the shares in the employee's hands by an amount equal to the amount of compensation income recognized. Any gain in addition to this amount will be treated as a long-term capital gain. If an employee holds common stock at the time of his or her death, the holding period requirements set forth above are automatically deemed to have been satisfied and ordinary income will be realized by the estate, in the amount discussed above, upon the sale or other disposition of the common stock. The Company will not be allowed a deduction if the holding period requirements are satisfied or deemed satisfied.

     If an employee disposes of the common stock before the expiration of the later of two years from the date of grant and one year from the date of purchase, then the employee must treat as ordinary income the excess of the fair market value of the common stock on the date of purchase over the purchase price. Any additional gain will be treated as long-term or short-term capital gain, depending upon whether the common stock was held for more than one year after the date of purchase. The Company may deduct an amount equal to the ordinary income recognized by the employee.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of common stock outstanding as of the Record Date and present in person or represented by proxy at the meeting and entitled to vote thereon will be required to adopt the Plan. If stockholders do not approve the Plan, it will be terminated.

     THE BOARD RECOMMENDS A VOTE "FOR" THE PLAN

        ITEM NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The selection by the Board of the firm of KPMG Peat Marwick LLP ("KPMG Peat Marwick") as the independent auditors for the Company for the year ending December 31, 1997 is to be submitted for ratification by the stockholders at the Meeting. The firm of KPMG Peat Marwick has served as independent auditors for the Company since 1996, at which time it was engaged to audit the Company's financial statements as of December 31, 1993, 1994 and 1995. The total fees paid or accrued to KPMG Peat Marwick in connection with the 1996 audit was $75,000. The independent auditors have advised the Company that they have no direct or material indirect financial interest in the Company. Representatives of the firm of KPMG Peat Marwick are not expected to be present at this year's Annual Meeting of Stockholders.

     The ratification of the selection of the independent accountants requires the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and eligible to vote at the meeting, a quorum being present.

     Stockholder ratification of the selection of KPMG Peat Marwick as the Company's independent auditors is not required by the By-Laws of the Company or otherwise. The Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG Peat Marwick as independent auditors, the Board will consider whether to retain that firm for the year ending December 31, 1997.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE BOARD'S SELECTION OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 1997

                      OTHER MATTERS TO COME BEFORE MEETING

     If any matter not described herein should properly come before the meeting, the persons named in the proxy card will vote the shares in accordance with their best judgment. At the same time this Proxy Statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

     The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for (i) establishing compensation programs for executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief Executive Officer. The Committee is composed of two directors who have never served as employees of the Company and the Company's Chief Executive Officer. The Company's Chief Executive Officer does not vote on matters relating to his own compensation.

     This report is intended to clearly describe the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company's stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

     - Compensation levels for executive officers are benchmarked to the outside market, utilizing information from proxy materials of companies included in the performance graph contained in the Proxy Statement. Compensation decisions are made by referring to information in this material regarding two groups of companies: companies with annual revenues of $25 to $250 million, with which the Company is expected to compete for executive talent; and the companies included in the performance graph, with which the Company can expect to compete for investors.

     - The total compensation opportunity is targeted to the upper-range of these companies; incremental amounts may be earned above or below that level depending upon corporate and individual performance. The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build the Company's business.

     - Compensation is tied to performance. A significant part of the total compensation opportunity is at risk, to be earned only if specific goals are met.

     - Incentive compensation is designed to reinforce the achievement of both short- and long-term corporate objectives.

     - Executives' interest in the business should be directly linked to the interests and benefits received by the Company's stockholders.

PROCESS AND COMPENSATION COMPONENTS

     The process utilized by the Committee in determining chief executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. The Chief Executive Officer makes the compensation decisions for the Company's other key executive officers. However, the Committee may make recommendations concerning such officers.

     In making compensation decisions, the Committee considers compensation practices and financial performance of companies in similar businesses (the "Peer Group"). This information provides guidance to the Committee, but the Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of Peer Group results. However, the Committee believes that compensation competitive with the Peer Group for base salaries and for total cash compensation and long-term incentive awards is generally appropriate for the Committee to use as a framework for compensation decisions. Specific compensation for individual officers will vary as the result of subjective factors considered by the Committee unrelated to compensation practices of the Peer Group. (See "Compensation Philosophy and Objectives" above.)

     The Peer Group is comprised of the following companies: American Management Systems, Cambridge Technology Partners, Inc., Ciber Inc., Claremont Technology Group, Inc., Computer Horizons Corp., Computer Management SCI, Gartner Group Inc., Keane Inc., META Group Inc., Renaissance Solutions, Inc., Sapient Corporation, Technology Solutions Co., and Whittman Hart, Inc. The Committee selects various groupings of these companies as it deems appropriate for different compensation and financial performance comparisons. All of these companies are included in the performance peer group used for the stockholder return performance graph set forth below.

     The compensation program has three elements: annual base salary; annual bonuses, which are based on the Company attaining certain performance objectives; and awards under a long-term incentive compensation plan, which are based on both Company performance and individual performance. The Committee has approved these elements of compensation to ensure the Company's total compensation program is comparable to and competitive with that of other companies of similar size.

  Annual Compensation

     Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities of each officer's position and taking into account Peer Group compensation practices. The base salary of each executive officer is adjusted in or around April of each year.

     Annual Bonuses. In July 1996, the Board approved a new compensation program for Named Executive Officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals. Named Executive Officers have an annual bonus opportunity equal to between 0% to 125% of their respective base salaries. The bonus payable, if any, is contingent upon the attainment of objectives determined by the Committee. Other senior managers have similar bonus arrangements.

     Payment of any bonus will be in cash as soon as determinable after year end of the calendar year in which it was earned, but prior to March 15. The bonus is forfeited if employment is terminated before the last day of the calendar year in which it was earned.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     It is the responsibility of the Committee to address the provisions of
Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of the Company's federal income tax deduction for compensation paid to each of the Chief Executive Officer and the other four most highly paid executive officers. In that regard, the Committee must determine whether any actions with respect to Section 162(m) should be taken by the Company. At this time, the Committee has determined that the Section 162(m) deduction limitation will not apply in 1996 because the Company falls within the extended reliance period for corporations that become publicly held in connection with an initial public offering. The Committee will continue to monitor the reliance period and will take appropriate action when it is warranted in the future.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above. For the 1996 fiscal year, Mr. Maher received $281,000 in base salary payments. Mr. Maher was not awarded a bonus. He also received $15,648 in matching payments and profit sharing under the Company's 401(k) Plan. Mr. Maher did not receive grants of any restricted stock, stock appreciation rights or any payout under the Long-Term Plan.

     The Committee also approved the compensation of the Company's other executive officers for 1996, following the principles and procedures outlined in this report.(1)

                                          COMPENSATION COMMITTEE

                                          Robert P. Maher
                                          Peter B. Pond
                                          Mitchell H. Saranow

---------------

(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"), neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, as amended (the "Exchange Act"), nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act").

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company did not have a Compensation Committee in 1996. Accordingly, the following individuals, who served as both directors and executive officers during 1996, had responsibility for all decisions with respect to executive officer compensation: Robert P. Maher, Gerald R. Lanz, James T. Ruprecht, James
R. Blomberg, David J. Donovan, Stephen R. Goldfield, and Richard J. Metzler.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against The Nasdaq Stock Market U.S. Index (the "Nasdaq Index") and the Peer Group, which consists of companies in related consulting businesses. The graph assumes that $100 was invested on October 4, 1996 (the effective date of the Company's initial public offering) at the initial public offering price of $16.00 per share, in each of the Company's Common Stock, the Nasdaq Index and the Peer Group Index, and that all dividends were reinvested.

Note: The stock price performance shown below is not necessarily indicative of future price performance.

               COMPARISON OF THREE-MONTH CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR THE METZLER GROUP, INC.

        MEASUREMENT PERIOD             THE METZLER
      (FISCAL YEAR COVERED)            GROUP, INC.        PEER GROUP        NASDAQ INDEX
10/04/96                                       100.00             100.00             100.00
12/31/96                                       158.75             105.82             104.71

                               EXECUTIVE OFFICERS

     The Company's executive officers are as follows:

NAME                                         AGE          POSITION WITH THE COMPANY
----                                         ---          -------------------------
Robert P. Maher............................  47    Chairman of the Board, President, Chief
                                                     Executive Officer and Director
Gerald R. Lanz.............................  48    Chief Operating Officer and Director
James F. Hillman...........................  39    Chief Financial Officer and Treasurer

     Robert P. Maher has served as a Director of the Company since April 1991. He has served as Chief Executive Officer and President since January 1996 and as Chairman of the Board since June 1996. From August 1990 to December 1995, Mr. Maher held various positions with the Company, most recently as a Senior Vice President working primarily in the information technology area. From 1988 to August 1990, he was a principal with the consulting practice of Ernst & Young LLP where he organized and directed information technology engagements for the regulated segment of the communications industry practice.

     Gerald R. Lanz has served as a Director of the Company since January 1996 and as Chief Operating Officer since June 1996. From December 1994 to June 1996, Mr. Lanz held various management positions with the Company, most recently as a Senior Vice President working in the area of strategic and business practices. From July 1989 to June 1994, he was employed by Ameritech Corporation in a series of management positions, most recently as Vice President of Marketing and Business Development for its Small Business Services division.

     James F. Hillman has served as the Chief Financial Officer and Treasurer since June 1996. From April 1996 to June 1996, Mr. Hillman served as a Principal Associate of the Company. From July 1988 to March 1996, he was employed by Ameritech Corporation, most recently as the Chief Financial Officer of Ameritech Monitoring Services, Inc.

                            MANAGEMENT COMPENSATION

GENERAL

     The following table sets forth compensation awarded or earned by the Company's President and Chief Executive Officer and the four other most highly paid executive officers during the year ended December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                           ANNUAL COMPENSATION                   COMPENSATION
                             ------------------------------------------------   ---------------
                             FISCAL                            OTHER ANNUAL         OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      SALARY      BONUS     COMPENSATION(1)   (NO. OF SHARES)   COMPENSATION(2)
---------------------------  ------   ----------   --------   ---------------   ---------------   ---------------
Robert P. Maher............   1995    $  182,333   $414,505       $ 9,636               --           $     --
  President and Chief         1996       281,000         --        15,648               --            859,961
  Executive Officer
Gerald R. Lanz.............   1995       175,000    599,230            --               --                 --
  Chief Operating Officer     1996       200,000         --        15,648               --            859,961
James T. Ruprecht..........   1995       175,000    864,205        11,136               --                 --
  Senior Vice President       1996       200,000         --        15,648               --            859,961
Richard J. Metzler.........   1995     1,050,776    412,938        11,136               --                 --
  Senior Vice President       1996       200,000         --        15,648               --            859,961
James F. Hillman...........   1995            --         --            --               --                 --
  Chief Financial             1996       118,750         --            --           77,000                 --
     Officer(3)

---------------

(1) Represents matching payments and profit sharing under the Company's 401(k) Plan.

(2) Represents the proportionate share of the Company's net income for the period January 1, 1996 through October 3, 1996. Prior to January 1, 1996, the Company had operated as a C-corporation. Effective January 1, 1996, the stockholders of the Company elected to be taxed under Subchapter S of the Internal Revenue Code. As an S-corporation, the Company's profits are distributed to stockholders and the Company is not subject to federal (and some state) income taxes. The S-corporation election terminated in connection with the consummation of the initial public offering of the Company's common stock on October 4, 1996.

(3) Mr. Hillman began his employment with the Company on April 15, 1996.

                            EXECUTIVE OPTION GRANTS

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 1996.

                          OPTION GRANTS IN FISCAL 1996

                                                     INDIVIDUAL GRANTS
                                       ---------------------------------------------
                                                         PERCENT OF
                                       NUMBER OF       TOTAL OPTIONS       EXERCISE                  GRANT
                                        OPTIONS     GRANTED TO EMPLOYEES     PRICE     EXPIRATION     DATE
NAME                                   GRANTED(1)      IN FISCAL 1996      PER SHARE      DATE      VALUE(2)
----                                   ----------   --------------------   ---------   ----------   --------
James F. Hillman.....................    77,000              16%            $12.00      6/30/06     $300,000

---------------

(1) The options were granted on June 30, 1996 with an exercise price of $12.00 per share, which was equal to the estimated fair market value of common stock at that date. As of December 31, 1996, no options were exercisable. The options are exercisable in three annual installments commencing on the second anniversary of the date of grant.

(2) The fair value of the option grant is estimated as of the date of grant using the Black-Scholes option pricing model. The following assumptions were used:

Expected Volatility.........................................      40%
Risk-free interest rate.....................................     6.5%
Dividend yield..............................................       0%
Expected life...............................................  3 years

EMPLOYMENT AGREEMENTS

     Effective as of July 1, 1996, the Board of Directors, which consisted solely of the three employee directors of the Company, approved a new compensation program for the Named Executive Officers. The program provides for initial annual base salaries ranging from $175,000 to $375,000. In addition to the base salaries, a bonus structure was established under which bonuses ranging from 0% to 125% of the Named Executive Officer's annual base salary will be awarded based on the attainment of certain financial performance criteria. The independent members of the Board of Directors, who comprise the majority of the Compensation Committee, ratified this compensation plan on January 8, 1997. The Company has no written employment contracts with any of its executive officers. In the future, the Company's Compensation Committee will determine the terms of employment for executive officers on an annual basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During January 1996, the Company entered into note payable agreements with two officers. The notes, each with a principal amount of $500,000, bore interest at a rate of 10%. The notes matured on December 31, 1996 and were repaid on January 2, 1997.

     In May 1996, the Company made an advance of $725,000 to an officer as part of an employment agreement and entered into a note receivable agreement with the officer. The note receivable bore interest at a rate of 6%. The note, plus accrued interest, was repaid on November 8, 1996.

     During July 1996, the Company entered into an agreement with its founding shareholder, who, at that time, was the beneficial owner of 15% of the Company's common stock, to redeem 1,714,285 shares of the shareholder's common stock in exchange for a promissory note in the amount of $7,975,000. The redemption value per share was negotiated by the Company's other executive officers, who collectively owned the remaining 85% of the Company's common stock at the time of the agreement. The Company redeemed the stock on October 4, 1996 in accordance with the agreement and repaid the promissory note within 30 days of the redemption.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1997 by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each of the Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. (Each person named below has an address in care of the Company's principal executive offices.) The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficial owned by such holder, subject to community property laws where applicable.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT
------------------------------------                          ---------   -------
OFFICERS, DIRECTORS AND 5% STOCKHOLDERS
David J. Donovan............................................  1,060,000     9.97%
Stephen R. Goldfield........................................  1,060,000     9.97%
Gerald R. Lanz..............................................  1,060,000     9.97%
James T. Ruprecht...........................................  1,060,000     9.97%
Robert P. Maher.............................................    943,429     8.88%
James R. Blomberg...........................................    660,000     6.21%
Richard J. Metzler(2).......................................    600,000     5.65%
James F. Hillman............................................         --       --
Peter B. Pond...............................................         --       --
Mitchell H. Saranow.........................................         --       --
All Directors and Executive Officers as a group (6
  persons)..................................................  3,063,429    28.83%

---------------

(1) Applicable percentage of ownership as of March 31, 1997 is based upon 10,627,181 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Mr. Metzler maintains control over 250,000 shares held of record by Metzler Family Investments, L.P., in his capacity as general partner.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all such Section 16(a) filing requirements were complied with except that Mr. Pond and Mr. Saranow inadvertently failed to file Form 3 reports, which were subsequently filed six weeks later.

               STOCKHOLDER PROPOSALS FOR THE 1998 PROXY STATEMENT

     Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 1997 Annual Meeting of Stockholders should submit the proposal in writing to Secretary, The Metzler Group, Inc., 520 Lake Cook Road, Suite 500, Deerfield, Illinois, 60015. The Company must receive a proposal by December 20, 1997 in order to consider it for inclusion in the Proxy Statement for the 1997 Annual Meeting of Stockholders.

                               VOTING PROCEDURES

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting of Stockholders. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                               OTHER INFORMATION

     A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE YEAR 1996 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO JOEY FABERE, INVESTOR RELATIONS, THE METZLER GROUP, INC., 520 LAKE COOK ROAD, SUITE 500, DEERFIELD, ILLINOIS, 60015.

                            SOLICITATION OF PROXIES

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the Company's Board of Directors.

                                          Barry S. Cain

                                          BARRY S. CAIN
                                          Assistant Secretary

Deerfield, Illinois
April 28, 1997

                                                                      APPENDIX A

                            THE METZLER GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

I.  PURPOSE

     The purpose of The Metzler Group, Inc. Employee Stock Purchase Plan is to provide eligible Employees of The Metzler Group, Inc. and its Affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company on a payroll deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible Employees and the Company. It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

II.  DEFINITIONS

     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings. Wherever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

          A. Account means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times prior to the purchase of the Common Stock, but may be commingled with the assets of the Company and used for general corporate purposes. No interest shall be paid or accrued on any funds accumulated in the Accounts of Employees.

          B. Affiliate means a corporation, as defined in Section 424(f) of the Code, that is a parent or subsidiary of the Company, direct or indirect.

          C. Board means the Board of Directors of the Company.

          D. Code means the Internal Revenue Code of 1986, as amended.

          E. Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.

          F. Common Stock means the shares of common stock of the Company, $.001 par value.

          G. Company means The Metzler Group, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Company.

          H. Compensation means the compensation paid to an Employee by the Company during a payroll period for federal income tax purposes, as reported on an Employee's Form W-2 (or comparable reporting form) for income tax withholding purposes.

          I. Effective Date means the date the Plan is adopted by, and made effective by, the Board, subject to the limitations of Section 16.

          J. Employee means any person who is employed by the Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty (20) hours per week.

          K. Offering Date means the date on which the Committee grants Employees the option to purchase shares of Common Stock.

          L. Offering Period means the period between the Offering Date and the Purchase Date.

          M. Purchase Date means the date on which the Committee purchases the shares of Common Stock, which date shall be the last day of an Offering Period.

          N. Participant means an Employee who elects to participate in the Plan.

          O. Plan means The Metzler Group, Inc. Employee Stock Purchase Plan.

III.  ELIGIBILITY

     All Employees of the Company and, if designated by the Board, any Affiliate, who are employed by the Company and/or such designated Affiliate on the Effective Date, shall be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of Section 6, each other Employee of the Company and/or a designated Affiliate shall be eligible to participate on the first to occur of (i) the Offering Date coincident with or next following the Employee's first day of employment, or (ii) the first day of any calendar month coincident with or next following the Employee's first day of employment.

IV.  ADMINISTRATION

     The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board. Subject to the provisions of the Plan, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, and application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. Notwithstanding anything to the contrary in the Plan, the Committee shall have the discretion to modify the terms of the Plan with respect to Participants who reside outside of the United States or who are employed by a subsidiary of the Company that has been formed under the laws of any foreign country, if such modification is necessary in order to conform such terms to the requirements of local laws.

V.  STOCK

     A. The Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market, and/or shares originally issued for such purpose. The aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall not exceed three hundred thousand (300,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in subparagraph (b) below. If the total number of shares that otherwise would have been acquired under the Plan on any Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the Participants' authorizations shall be reduced accordingly, or refunded to the Participants, as the case may be, and the Company shall give written notice of such reduction or refund to each affected Participant.

     B. Appropriate adjustments in the aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall be made to give effect to any mergers, consolidations, acquisitions, reorganizations, stock splits, stock dividends, or other relevant changes in the capitalization of the Company occurring after the Effective Date. The establishment of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or otherwise transfer all or any part of its business or assets. Adjustments under this
Section 5 shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

     C. A Participant shall not have any interest in shares covered by his authorized payroll deduction until shares of Common Stock are acquired for his Account.

VI.  PARTICIPATION

     A. Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the first day of the month (or the next Offering Date, if earlier) following the delivery of the authorization form to the Committee; provided (i) that the Employee is eligible under Section 3 to participate in the Plan on such day and (ii) that if the authorization form is delivered to the Committee less than fifteen (15) days prior to the end of any month (or prior to an Offering Date, if applicable), it shall become effective on the first day of the month that is fifteen (15) or more days following delivery of the authorization form to the Committee.

     B. At the time an Employee files his authorization for a payroll deduction, he shall elect to have deductions made from each paycheck that he receives, such deductions to continue until the Participant withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be for a minimum of one percent (1%) and a maximum of fifteen percent (15%) of the Participant's Compensation. The deduction rate so authorized shall continue in effect through the Offering Period and each succeeding Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

          1. The Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing an authorization form with the Company; and

          2. The Participant may, at any time during any Offering Period, increase the rate of his payroll deduction by filing an authorization form with the Committee. The Participant may not, however, effect more than one
     (1) such increase per Offering Period.

     New deduction rates shall become effective as soon as practicable after the authorization form is filed with the Committee.

     C. All Compensation deductions made for a Participant shall be credited to his Account. Except as may otherwise be provided by the Committee under Section 4, a Participant may not make any separate cash payment into his Account.

VII.  PURCHASE OF SHARES

     A. On the date when a Participant's authorization form for a deduction becomes effective, and on each Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made. In addition to the foregoing, any cash dividends paid on shares of Common Stock held in his Account shall be added to the Account, and used to purchase Common Stock as otherwise provided herein.

     B. The purchase price for the shares of Common Stock to be purchased with payroll deductions from the Participant shall be equal to eighty-five percent (85%) of (i) the "fair market value" of a share of Common Stock on the Offering Date (or, if later, on the date the Participant's authorization form becomes effective, as set forth in Section 6), or (ii) the "fair market value" of a share on the Purchase Date. However, if a Participant enters the Plan on other than the Offering Date, the clause (i) amount shall in no event be less than the fair market value per share of Common Stock on the Offering Date. Fair market value shall be defined as the closing sales price of the Common Stock on the largest national securities exchange on which such Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any such exchange, the fair market value shall be the closing sales price if such is reported or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of valuation, or if none, on the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the Common Stock is not then listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

VIII.  TIME OF PURCHASE

     From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price. Each Offering Period shall be for a specified period of time to be fixed by the Committee and shall be for no less than one month and no more than twenty-seven (27) months' duration. Each Participant who elects to purchase shares of Common Stock hereunder shall be deemed to have exercised his option automatically on such date of purchase. Administrative and commission costs on purchases shall be paid by the Company. The Committee shall cause to be delivered periodically to each Participant a statement showing the aggregate number of shares of Common Stock in his Account, the number of shares of Common Stock purchased for him in the preceding Offering Period, his aggregate Compensation deductions for the preceding Offering Period, the price per share paid for the shares of Common Stock purchased for him during the preceding Offering Period, and the amount of cash, if any, remaining in his Account at the end of the preceding Offering Period.

     A Participant may request delivery to him of the cash in his Account or of the shares of Common Stock held in his Account at any time (subject to any limitations imposed by Section 16(b) of the Securities Exchange Act of 1934), and the delivery thereof shall be made at such regular time as the Company or its transfer agent shall determine. If such delivery is required at a time other than the normal transfer date set by the Company or its transfer agent, the Participant requesting such transfer shall pay the costs thereof. All of the cash deposits in his Account shall be paid to him promptly after receipt of notice of withdrawal, without interest. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs in writing to the Committee, in the name of the Participant and such person(s) as may be designated by the Participant, to the extent permitted by applicable law, and delivered to the Participant as soon as practicable after the request for a withdrawal. If a Participant wishes to sell the shares of Common Stock in his Account, he may notify the Committee to sell the same, in lieu of a distribution of such shares, in which event all commission costs incurred in connection with the sale of the shares of Common Stock shall be borne by the Participant. The Company shall pay administrative costs associated therewith other than costs arising from a sale occurring at a time different from the prearranged dates set by the Company or its transfer agent for making such sales.

IX.  CESSATION OF PARTICIPATION

     A Participant may cease participation in the Plan at any time by notifying the Committee in writing of his intent to cease his participation. If such notice is received by the Committee the Company shall distribute to the Participant all of his accumulated payroll deductions, without interest. If any Participant ceases participation in the Plan, no further Compensation deductions shall be made on his behalf after the effective date of his cessation, except in accordance with a new authorization form filed with the Committee as provided in
Section 6. Upon ceasing participation in the Plan, a Participant shall not be permitted to reenter the Plan until six (6) months have elapsed from the date his cessation becomes effective.

X.  INELIGIBILITY

     An Employee must be employed by the Company or an Affiliate on the Purchase Date in order to participate in the purchase for that Offering Period. If an option expires without first having been exercised, all funds credited to the Participant's Account shall be refunded without interest. If a Participant becomes ineligible to participate in the Plan at any time, all Compensation deductions made on behalf of the Participant that have not been used to purchase shares of Common Stock shall be paid to the Participant within sixty (60) days after the Committee determines that the Participant is not eligible to participate in the Plan.

XI.  DESIGNATION OF BENEFICIARY

     A Participant may file a written designation of a beneficiary who shall receive any shares of Common Stock (or remaining Compensation deductions) credited to the Participant's Account under the Plan in the event of such Participant's death prior to delivery to him of the certificates for such shares (or remaining Compensation deductions). The designation of a beneficiary may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee. Upon the death of a Participant, and upon receipt by the Company of proof of the identity and existence, at the Participant's death, of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares of Common Stock (or remaining Compensation deductions) to such beneficiary. In the event of the death of the Participant, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares (or remaining Compensation deductions) to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares (or remaining Compensation deductions) to the Participant's spouse or to any one or more dependents or relatives of the Participant, or to such other person or persons as the Company may designate on behalf of the estate of such deceased Participant.

XII.  TRANSFERABILITY

     Neither Compensation deductions credited to a Participant's Account nor any rights with regard to Plan participation or the right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution; provided, however, that shares of Common Stock purchased on behalf of a Participant and left in his Account shall be subject to his absolute control. Any attempted assignment, transfer, pledge, or other disposition shall be void and without effect.

XIII.  AMENDMENT OR TERMINATION

     The Board may, without further action on the part of the stockholders of the Company, at any time amend the Plan in any respect, or terminate the Plan, except that the Board may not, without consent of the stockholders:

          A. Permit the sale of more shares of Common Stock than are authorized under Section 5;

          B. Permit Compensation deductions at a rate in excess of the rate set forth herein;

          C. Change the class of Affiliates to whose Employees are eligible to participate in the Plan; or

          D. Effect a change inconsistent with Section 423 of the Code or the regulations issued thereunder.

XIV.  NOTICES

     All notices or other communications by a Participant under or in connection with the Plan shall be deemed to have been duly given when received in writing by the Chief Financial Officer of the Company or when received in the form specified by the Committee at the location and by the person designated by the Committee for the receipt thereof.

XV.  LIMITATIONS

     Notwithstanding any other provisions of the Plan:

          A. The Company intends that this Plan shall constitute an employee stock purchase plan within the meaning of Section 423 of the Code. Any provisions required to be included in the Plan under said Section, and under regulations issued thereunder, are hereby included as though set forth in the Plan at length.

          B. No Employee shall be entitled to participate in the Plan if, immediately after the grant of an option hereunder, the Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. For purposes of this Section 15, stock ownership shall be determined under the rules of Section 424(d) of the Code and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

          C. No Employee shall be permitted to purchase Common Stock hereunder if his right and option to purchase Common Stock under this Plan and under all other employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliates would result in an entitlement to purchase Common Stock in any one (1) calendar year in excess of a fair market value of $25,000 (determined at the time of grant).

          D. All Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased pursuant to the Plan shall bear a uniform relationship to an Employee's Compensation. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

          E. Nothing in the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect the right that the Company or any Affiliate may have to terminate the employment of such Employee.

          F. No Participant shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him or allocated to his Account.

          G. If under any provision of the Plan that requires a computation of the number of shares of Common Stock to be purchased, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

          H. The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his own affairs. A Participant, therefore, may sell shares of Common Stock purchased under the Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws or any applicable Company restriction periods; provided, however, that because of certain federal tax requirements, each Participant shall agree, by entering the Plan:

             1. promptly to give the Company notice of any shares of Common Stock disposed of within two (2) years after the date of grant of the applicable option, or within one (1) year of the Purchase Date, and the number of such shares disposed of (a "disqualifying disposition");

             2. that the Company may withhold, pursuant to Code sec.sec. 3102, 3301, and 3402, from his wages and other cash compensation paid to him in all payroll periods following in the same calendar year, any additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan; and

             3. that he shall repay the Company any amount of additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan, that cannot be satisfied by withholding from the wages and other cash compensation paid to him by the Company.

          I. This Plan is intended to comply in all respects with applicable law and regulations, including with respect to Participants who are officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3), so as to further the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and if required to comply with the rules promulgated thereunder, such Participants shall not be permitted to direct the sale of any Common Stock purchased hereunder until at least six (6) months have elapsed from the date of a purchase hereunder, unless the Committee determines that the sale of the Common Stock otherwise satisfies the then current Rule 16b-3 requirements.

XVI.  EFFECTIVE DATE AND APPROVALS

     The Plan shall become effective at a time when:

          A. the Plan has been adopted by the Board; and

          B. a registration statement on Form S-8 under the Securities Act of 1933, as amended, has become effective with respect to the Plan; and

          C. the Committee has notified the eligible Employees that they may commence participation in the Plan; and

          D. the Plan is approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. In the event such stockholder approval is not obtained, the Plan shall terminate and have no further force or effect, and all amounts collected from the Participants during any initial Offering Period(s) hereunder shall be refunded.

     Unless sooner terminated by the Board, or as set forth above, the Plan shall terminate upon the earlier of (i) the tenth (10th) anniversary of the adoption of the Plan by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been sold under the Plan.

XVII.  APPLICABLE LAW

     All questions pertaining to the validity, construction, and administration of the Plan shall be determined in conformity with the laws of Illinois, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

Dated this 14th day of March, 1997.

PROXY                      THE METZLER GROUP, INC.                         PROXY
          520 LAKE COOK ROAD, SUITE 500, DEERFIELD, ILLINOIS  60015

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert P. Maher and Gerald R. Lanz, and each of them, as the undersigned's proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Common Stock in The Metzler Group, Inc. at the annual meeting of stockholders of The Metzler Group, Inc. to be held on Wednesday, May 21, 1997, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders.

   If no specific direction is made, this proxy will be voted FOR the election of the nominated Directors. The Directors favor a vote "FOR" the election of the nominated Directors.

   If no specific direction is made, this proxy will be voted FOR the approval of The Metzler Group, Inc.'s Employee Stock Purchase Plan. The Directors favor a vote "FOR" the approval of The Metzler Group, Inc.'s Employee Stock Purchase Plan.

   If no specific direction is made, this proxy will be voted FOR the ratification of the selection of KPMG Peat Marwick LLP as independent auditors for The Metzler Group, Inc. for the year 1997. The Directors favor a vote "FOR" the ratification of the selection of KPMG Peat Marwick LLP as independent auditors for The Metzler Group, Inc. for the year 1997.

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE RETURN ENVELOPE.
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                           THE METZLER GROUP, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

[                                                                              ]

<Y>
                                   PETER B. POND                                             FOR   AGAINST   ABSTAIN
1.  ELECTION OF DIRECTORS           FOR     WITHHOLD            2.  APPROVAL OF              / /     / /       / /
    PETER B. POND                   / /       / /                   EMPLOYEE STOCK
    MITCHELL H. SARANOW            MITCHELL H. SARANOW              PURCHASE PLAN
                                    FOR     WITHHOLD                                         FOR   AGAINST   ABSTAIN
                                    / /       / /               3.  RATIFICATION OF          / /     / /       / /
                                                                    KPMG PEAT MARWICK
                                                                    LLP AS INDEPENDENT
                                                                    AUDITORS

                                                                4.  In their discretion, the Proxies are
                                                                    authorized to vote upon such other
                                                                    business as may properly come
                                                                    before the meeting

                                                                ---------------------------------------------------------------
                                                                Signature

                                                                ---------------------------------------------------------------
                                                                Signature (if held jointly)

                                                                Dated:                              , 1997
                                                                       -----------------------------

                                                                Please sign exactly as name appears hereon.  For joint accounts, all tenants should sign.  Executors, Administrators, Trustee, etc.
                                                                should so indicate when signing.
